UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2005

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14762 (Commission File Number)	36-3858106 (I.R.S. Employer Identification Number)

3250 Lacey Road, Suite 600, Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)

Registrant’s telephone number, including area code: (630) 663-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the  registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)
[	] Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))
[	] Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 8.01.  Other Events.

On the CNBC segment “Closing Bell” on November 3, 2005, Jonathan Ward of The ServiceMaster Company (the “Company”) was asked whether two of the businesses of the Company, American Residential Services and American Mechanical Services, are “on the block”?  Mr. Ward responded by stating, “[N]one of our companies at this point are  quote, unquote on the block.”  Mr. Ward’s response was incomplete.  Mr. Ward should have added, “While no decision has been made, as part of its regular portfolio review process the Company has been and continues to explore strategic alternatives with respect to American Residential Services and American Mechanical Services, which among other alternatives could include a sale of all or a portion of those businesses.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2005	THE SERVICEMASTER COMPANY
By: /s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and General Counsel

2